SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of

The Securities Exchange Act of 1934

Date of Report: February 24, 2004

BankUnited Financial Corporation

(Exact name of Registrant as specified in its charter)

Florida	01-13921	65-0377773
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

255 Alhambra Circle, Coral Gables, Florida 33134

(Address of principal executive offices)     (ZIP Code)

Registrant’s telephone number, including area code: (305) 569-2000

Item 5.	Other Events and Required FD Disclosure

On February 24, 2004, BankUnited Financial Corporation, a Florida corporation (“BankUnited”), issued a press release to announce the pricing of $100 million aggregate principal amount of convertible senior notes due 2034 (the “Notes”), to be sold pursuant to Rule 144A under the Securities Act of 1933, as amended (plus up to an additional $20 million pursuant to an option granted to the initial purchasers). BankUnited will pay a 3.125% per annum interest rate on the principal amount, payable semi-annually on each March 1 and September 1 beginning on September 1, 2004. The Notes are convertible into shares of BankUnited’s Class A Common Stock at an initial conversion rate of 26.2771 shares per $1,000 principal amount of Notes (which represents a conversion price of approximately $38.06 per share) under certain conditions and subject to certain adjustments. Additional information about the Notes is included in the press release, a copy of which is attached hereto as Exhibit 99.

Item 7.	Financial Statements and Exhibits.

(c). Press Release of BankUnited Financial Corporation dated February 24, 2004.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BANKUNITED FINANCIAL CORPORATION

By:	/s/ Humberto L. Lopez

Name: Humberto L. Lopez Title: Senior Executive Vice President and Chief Financial Officer

Dated: February 24, 2004

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Exhibit Index

The following is a list of the Exhibits furnished herewith.

Exhibit Number	Description

99	Press Release issued by BankUnited Financial Corporation on February 24, 2004.